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                                                                   EXHIBIT 10.26
                       ASSIGNMENT AND ASSUMPTION OF LEASE


     THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this "Assignment"), made as of the 5th day of April, 2000, between ZD Inc., a Delaware corporation, having an office at 28 East 28th Street, New York, New York 10016 ("Assignor"), and
Ziff Davis Publishing Inc., a Delaware corporation, having an office c/o Willis Stein & Partners II, L.P., 227 West Monroe Street, Chicago, Illinois 60606 ("Assignee").

                              W I T N E S S E T H:

     WHEREAS, by that certain Lease dated as of January 15, 1998, between 63 Madison Associates, L.P. ("Landlord"), as landlord, and Ziff-Davis Inc. n/k/a ZD Inc., as tenant, as amended by letter agreement dated September 23, 1999 between Landlord and Assignor (collectively, the "Lease"), Landlord is leasing to Assignor Concourse Level "B-2" and the entire 8th, 9th, 10th, 11th, 12th, 13th, 14th and 15th floors (collectively, the "Premises") of the building (the "Building") known as 63 Madison Avenue, New York, New York 10016 as more particularly described on Schedule 1 annexed hereto;

     WHEREAS, by that certain Sublease dated March 16, 2000 between Assignor, as sublandlord, and Softbank Inc., as subtenant (the "15th Floor Sublease"), Assignor is subleasing to Softbank Inc. the entire 15th floor of the Building on the terms and conditions described therein;

     WHEREAS, by that certain Sublease dated March 10, 2000 between Assignor, as sublandlord, and Ziff-Davis Inc., as subtenant (the "10th Floor Sublease" and, collectively with the 15th Floor Sublease, the "Subleases"), Assignor is subleasing to Ziff-Davis, Inc. the entire 10th floor of the Building on the terms and conditions contained therein; and

     WHEREAS, Assignor desires to assign and transfer to Assignee (i) Assignor's right, title and interest in and to the Lease subject to the Subleases and (ii) Assignor's right, title and interest in and to the Subleases; and Assignee desires to accept such assignment and transfer upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is mutually agreed as follows:

     1. Assignment by Assignor. Assignor hereby assigns and transfers to Assignee (a) all of Assignor's right, title and interest in and to the Lease subject to the Subleases and (b) all of Assignor's right, title and interest in and to the Subleases, in each case subject to the terms and conditions hereinafter set forth.

     2. Effective Date of Assignment. This Assignment shall take effect on the "Closing Date" specified in that certain Purchase Agreement dated as of December 6, 1999 between Assignor and Assignee (the "Purchase Agreement"), and Assignor shall give possession of the Premises to Assignee on that date (the "Assignment Date").

After recording, this Assignment should be returned to:

Roberto S. Miceli, Esq.
---------------------------------------
Kirkland & Ellis
---------------------------------------
200 East Randolph Drive
---------------------------------------
Chicago, IL 60601
---------------------------------------


     3. Acceptance and Assumption by Assignee. Assignee hereby accepts the assignment and transfer of Assignor's right, title and interest in and to the Lease subject to the
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Subleases and Assignor's right, title and interest in and to the Subleases and promises to pay all rent and additional rent under the Lease and to faithfully perform all covenants, stipulations, agreements and obligations under the Lease and the Subleases accruing on or after the Assignment Date or otherwise attributable to the period commencing on the Assignment Date and continuing thereafter.

     4. Notices. Except as otherwise specifically provided herein, any notice, statement, demand, consent, approval, advice or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Assignment or pursuant to any applicable law or requirement of public authority (collectively, "communications") shall be in writing and shall be deemed to have been properly given, rendered or made only if sent by personal delivery, or registered or certified mail, return receipt requested, posted in a United States post office station in the continental United States, or by a nationally recognized overnight courier, in each case addressed (i) to Assignor at its address first above written, Attention: President and (ii) to Assignee, at its address first above written, Attention: President. A copy of each communication to Assignor shall also be sent to Clifford Chance Rogers & Wells LLP, 200 Park Avenue, New York, New York 10166, Attention: Joanne Feil, Esq. All such communications shall be deemed to have been given, rendered or made when delivered on the date such communication is actually received as evidenced by a written receipt therefor or refusal to accept delivery, as of the date of such refusal, in the case of personal delivery, or three (3) days after the day so mailed, or one (1) business day after sent by nationally recognized overnight courier. Either party may, by notice as aforesaid actually received, designate a different address or addresses for communications intended for it. Any and all notices of default which Assignee may give to Landlord or any subtenant under the Subleases shall simultaneously be given to Assignor. Copies of any and all notices of default which Assignee may receive from Landlord or any subtenant under the Subleases shall immediately be delivered to Assignor.

     5. Broker. Each party hereto covenants, warrants and represents to the other party that it has had no dealings, conversations or negotiations with any broker concerning the execution and delivery of this Assignment except as may otherwise be specified in the Purchase Agreement. Each party hereto agrees to defend, indemnify and hold harmless the other party against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements, arising out of its respective representations and warranties contained in this Section being untrue. The provisions of this Section shall survive the expiration or earlier termination of this Assignment.

     6. Costs of Assignment. All taxes and other governmental charges and fees, if any, including, without limitation, any and all transfer taxes, stamp taxes, sales tax and recording fees, relating to this Assignment shall be paid by the party against whom such taxes, charges, and fees are assessed.

     7. Indemnification. Assignor and Assignee hereby reaffirm the indemnification obligations set forth in the Purchase Agreement.

     8. Consent of Landlord. This Assignment is specifically conditioned upon Assignor obtaining the consent of Landlord to this assignment.

     9. Successors and Assigns: Further Actions. This Assignment shall be binding upon all successors and assigns of the parties hereto. The parties hereto shall execute and
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deliver such further and additional instruments, agreements and other documents which may be necessary to evidence or carry out the provisions of this Assignment.

     10. Entire Agreement. This Assignment supersedes all agreements previously made between the parties hereto relating to the subject matter contained herein.

     11. No Waiver. No delay or failure by any party hereto to exercise any rights under this Assignment, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

     12. Applicable Law. This Assignment shall be construed in accordance with and governed by the laws of the State of New York.

     13. Counterparts. This Assignment may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

     WITNESS WHEREOF, the parties hereto have executed this Assignment on the date first above written.

                                           ASSIGNOR:
                                           ZD INC.


                                           By:    /s/ J. MALCOLM MORRIS
                                                  ------------------------------
                                           Name:  J. Malcolm Morris
                                                  ------------------------------
                                           Title: Sr. V.P.
                                                  ------------------------------


                                           ASSIGNEE:
                                           ZIFF DAVIS PUBLISHING INC.


                                           By:    /s/ DANIEL H. BLUMENTHAL
                                                  ------------------------------
                                           Name:  Daniel H. Blumenthal
                                                  ------------------------------
                                                  President
                                                  ------------------------------
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State of New York, )
                   ) ss.:
County of New York )

     On the 4th day of April, in the year 2000 before me the undersigned personally appeared J. Malcolm Morris, personally know to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity as Senior V.P. of ZD Inc., and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Eugene Hom                                          EUGENE HOM
--------------------------------------        NOTARY PUBLIC, State of New York
Signature and Office of individual                     No. 41-4929038
taking acknowledgment                            Qualified in Queens County
                                            Certificate filed in New York County
                                              Commission Expires June 25, 2000


State of Illinois )
                  ) ss.:
County of Cook    )

     On the 5th day of April, in the year 2000 before me the undersigned personally appeared Daniel H. Blumenthal, personally know to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity as President of Ziff Davis Publishing Inc. and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


/s/ Cynthia M. Wasik                                       [Seal]
----------------------------------------     ----------------------------------
Signature and Office of individual
taking acknowledgment                                 Cynthia M. Wasik
                                              Notary Public, State of Illinois
                                             My Commission Expires May 12, 2002
                                             ----------------------------------

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                                   Schedule 1

All that certain plot, piece or parcel of land situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at the intersection of the northerly side of East 27th Street with the easterly side of Madison Avenue;

THENCE along said side of Madison Avenue in a northerly direction, 197 feet 6 inches to the southerly side of East 28th Street;

THENCE along said side of East 28th Street, a distance of 275 feet to a point which is distant 150 feet westerly as measured along said side of East 28th Street from the Westerly side of Park Avenue South;

THENCE southerly and parallel with said side of Park Avenue South 197 feet 6 inches to the northerly side of East 27th Street; and

THENCE westerly along said side of East 27th Street, a distance of 275 feet to the point of place of BEGINNING.

TOGETHER WITH the benefits and subject to the burdens of an Agreement dated November 20, 1995 between New York Life Insurance Company and 63 Madison Associates, L.P. and recorded in the Office of the New York City Register's Office on January 10, 1996 in Reel 2280 page 174.